EXHIBIT 10.4

SYSCO

HOLD HARMLESS AGREEMENT

AND

GUARANTY/WARRANTY OF PRODUCT

Sysco Corporation and/or its Affilitiates

ATTN:  Vice President of Merchandising

1390 Enclave Parkway

Houston, Texas 77077

Gentlemen:

The undersigned person or entity (“Seller”), for value received, hereby represents and agrees as follows:

1.

The articles contained in any shipment or delivery made by Seller, its subsidiaries or divisions (a “Product”) made to or on the order of Sysco Corporation, its subsidiaries, affiliates or divisions (collectively referred to as “Buyer”) are hereby guaranteed, as of the date of such shipment or delivery, (a) to not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (the “Act”), (b) to not be an article which cannot be introduced into interstate commerce under the provisions of Sections 404 and 505 of the Act, and (c) to be in compliance with all applicable federal, state and local laws.

2.

Seller agrees to defend, indemnify and hold harmless Buyer and its employees, agents, representatives, directors and customers (individually, an “Indemnitee”) from all actions, suits, claims, demands, and proceedings (“Claims”), and any judgments, damages, losses, debts, liabilities, penalties, fines, costs and expenses (including reasonable attorneys’ fees) resulting therefrom whether arising out of contract, tort, strict liability, misrepresentation, violation of applicable law and/or from any similar cause whatsoever:

(i)

brought or commenced by federal, state or local governmental authorities against any Indemnitee alleging that any Product shipped or delivered by Seller to or on the order of Buyer did not, as of the date of delivery, meet the guaranty set forth in Paragraph 1; or

(ii)

brought or commenced by any employee (statutory or other), agent, representative, officer and director of Seller or its contractors and subcontractors for personal injury, death or loss or damage of property arising out of or alleged to have arisen out of any occurrence or alleged occurrence on owned, leased, permanent, or temporary property or premises of Buyer, whether or not such Claims are caused or alleged to be caused by the joint and/or concurrent negligence of Buyer; provided, however, that Seller’s indemnification obligation shall not apply to the extent that Claims are caused by the sole negligence of Buyer; or,

(iii)

brought or commenced by any person or entity against any Indemnitee for the recovery of damages for the injury, illness and/or death of any person, or loss or damage of property arising out of or alleged to have arisen out of (a) the delivery, sale, resale, labeling, use or consumption of any Product, or (b) the negligent acts or omissions of Seller; provided, however, that Seller’s indemnification obligations hereunder shall not apply to the extent that Claims are caused by the negligence of the Indemnitee seeking indemnification. Notwithstanding the foregoing limitation on Seller’s indemnification obligation, Seller shall defend each Indemnitee for all Claims until such time as a preponderance of the evidence exists that the Claims are caused by the negligence of such Indemintee; provided, however, that Seller’s defense obligations with respect to the remaining Indemnitees shall continue until terminated as provided in this sentence.

Seller’s agreement to maintain and provide insurance on behalf of Buyer under Paragraph 3 is a result of the requirement for indemnity and defense outlined in Paragraph 2. Indemnitee shall notify Seller promptly of the service of process or the receipt of actual notice of any Claim. Seller shall have a reasonable opportunity to defend against such Claim, at the Seller’s sole expense and through legal counsel reasonably acceptable to the Indemnitees, provided that Seller proceeds in good faith, expeditiously and diligently, and provided further that such defense by Seller shall not jeopardize Indemnitees’ defenses to such Claim. Each Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by Seller with legal counsel of its own selection. The Indemnitees shall provide Seller with reasonable cooperation in Seller’s investigation and defense of any Claim, at the Seller’s expense.

3.

Seller agrees to maintain in effect insurance coverage with reputable insurance companies covering workers’ compensation and employers’ liability, automobile liability, commercial general liability, including product liability and excess liability, all with such limits as are sufficient in Buyer’s reasonable judgment, to protect Seller and Buyer from the liabilities insured against by such coverages. Seller’s insurance described herein shall be primary and not contributory with Buyer’s insurance. Seller shall furnish a certificate evidencing the obligation of its insurance carriers not to cancel or materially amend such policies without thirty (30) days prior written notice to Buyer. In addition, Buyer shall be named as an additional insured with respect to (i) the commercial general liability policy including products liability, using form CG 20 15 Broad Form Vendor’s Endorsement or its equivalent, (ii) the automobile liability policy, and (iii) excess/umbrella liability policies by way of following-form provisions or otherwise. All policies shall provide waivers of subrogation in favor of Buyer. The obligation to provide insurance set forth in this paragraph is separate and independent of all other obligations contained in this Hold Harmless Agreement and Guaranty/Warranty of Product (“Agreement and Guaranty”).

4.

If any portion of this Agreement and Guaranty is ruled invalid for any reason, such ruling shall not affect the other portions of this Agreement and Guaranty, and all remaining covenants, terms and conditions of this Agreement and Guaranty shall remain in full force and effect.

5.

This Agreement and Guaranty is continuing and shall be in full force and effect and shall be binding upon Seller with respect to each and every Product shipped or delivered to or on the order of Buyer by the Seller before the receipt of the Buyer of written notice of revocation thereof.

6.

This Agreement and Guaranty constitutes the final, complete and exclusive agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, written or oral, between the parties with respect thereto, and supersedes any form guaranty, warranty, or other indemnification tendered by Seller, whether before or after the date hereof.

Dated this 9th day of August, 2006.

Tootie Pie Company, Inc.

Name of Company, Seller

/s/ David Patterson

Signature of Authorized

Official and Title

David Patterson

Printed name of Authorized Official

129 Industrial Dr.

Street Address

Boerne, TX 78006

City, State and Zip Code